AMENDMENT TO
                                 THE ICON FUNDS
                              AMENDED AND RESTATED
                          RULE 12b-1 DISTRIBUTION PLAN


This Amendment to the ICON Funds Amended and Restated Rule 12b-1 Distribution Plan (the "Plan") is made this 29th day of January, 2004.

Effective January 1, 2004, the name Meridian Investment Management Corporation has been changed to ICON Advisers, Inc. All references to Meridian Investment Management Corporation in this Agreement shall be replaced with ICON Advisers, Inc.

Effective January 29, 2004, Exhibit A attached to the Plan is hereby replaced with the attached Exhibit A.

                                    EXHIBIT A


Name of Series and Classes

ICON Bond Fund
         Class C
         Class I
         Class Z

ICON Core Equity Fund
         Class C
         Class I
         Class Z

ICON Covered Call Fund
         Class C
         Class I
         Class Z

ICON Equity Income Fund
         Class C
         Class I
         Class Z

ICON International Equity Fund
         Class C
         Class I
         Class Z

ICON Long/Short Fund
         Class C
         Class I
         Class Z


Dated:  January 29, 2004